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                                                                    EXHIBIT 99.j





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 28 to the registration statement on Form N-1A ("Registration Statement") of our report dated December 14, 1999, relating to the financial statements and financial highlights of each of the nine funds comprising the Harbor Fund appearing in the October 31, 1999 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Independent Accountants and Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
August 11, 2000